Exhibit 99.2

RailAmerica Commences Tender Offer for 12 7/8% Senior Subordinated
Notes Due August 2010

     Boca Raton, FL – August 31, 2004 – Following its announcement earlier today that it had completed the sale of Freight Australia, RailAmerica, Inc. (NYSE:RRA), announced that it has commenced an offer to purchase for cash all of its outstanding $130 million aggregate principal amount of 12 7/8% Senior Subordinated Notes due August 15, 2010 (“Notes”), and a solicitation of consents to certain proposed amendments to the indenture governing the Notes to be contained in a supplemental indenture. The tender offer is conditioned upon, among other things, the receipt of certain waivers and amendments to RailAmerica’s senior credit facility by RailAmerica’s senior lenders.

     Assuming Notes validly tendered pursuant to the offer are accepted for payment by the Company, (a) holders of Notes who validly tender their Notes pursuant to the offer and validly deliver their consents pursuant to the solicitation by 5:00 p.m., September 14, 2004, and do not validly withdraw their Notes by such date, will be paid by the Company a total consideration of $1,152.46 (which includes a consent payment of $20) per $1,000 principal amount of Notes, plus accrued and unpaid interest, and (b) holders of Notes who validly tender their Notes and deliver their consents pursuant to the offer after 5:00 p.m., September 14, 2004 and by 5:00 p.m. September 29, 2004, will be paid by the Company a tender offer consideration of $1,132.46 per $1,000 principal amount of Notes, plus accrued and unpaid interest, in each case, as more fully set forth in the Offer to Purchase and Consent Solicitation Statement dated August 31, 2004. No consent payment will be made in respect of Notes tendered after 5:00 p.m., New York City time, on September 14, 2004. If all of the Notes are tendered and purchased, in addition to the premium charge of approximately $19.8 million, the Company will incur non-cash charges of approximately $12.4 million relating to the write-off of deferred loan costs and original issue discounts.

     The offer will expire at 5:00 p.m. on September 29, 2004, unless otherwise extended, and the solicitation will expire at 5:00 p.m., New York City time, on September 14, 2004, unless otherwise extended.

     The Company will not be required to purchase any of the Notes tendered nor pay any consent payments unless certain conditions have been satisfied, including valid tender of a majority in aggregate principal amount of the Notes at the time outstanding and the valid delivery of the accompanying consents, the execution and delivery of the supplemental indenture, receipt of consent from the required lenders under the Company’s senior credit facility to certain amendments and waivers and the receipt by the Company of sufficient proceeds from borrowings under its senior credit facility to purchase the Notes tendered. The full terms of the offer and the solicitation are set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated August 31, 2004 and in the related Consent and Letter of Transmittal.

     THE OFFER TO PURCHASE AND SOLICITATION OF CONSENTS ARE BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT, DATED AUGUST 31, 2004, AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL. UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN

OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES OF THE COMPANIES. IT ALSO IS NOT A SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE INDENTURES. NO RECOMMENDATION IS MADE AS TO WHETHER HOLDERS OF THE NOTES SHOULD TENDER THEIR NOTES OR GIVE THEIR CONSENT.

     Questions regarding the offer and solicitation may be directed to Liability Management Group of UBS Securities LLC, the dealer manager and solicitation agent for the offer and the solicitation, at (203) 719-4210 (call collect) or toll free at (888) 722-9555 x4210 or, D.F. King & Co., Inc., the information agent for the offer and the solicitation, at (212) 269-5500 (call collect) or toll-free at (800) 269-6427.

     RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 47 railroads operating approximately 9,000 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.